UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2011
CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13007	13-3904174

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 360-8820
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 18, 2011, Carver Bancorp, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with the NASDAQ Listing Rule requiring securities listed on the NASDAQ Global Market maintain a minimum bid price at $1.00 per share.
The Company has until October 17, 2011 to regain compliance with respect to the minimum bid price requirement. As previously disclosed, the Company has until September 21, 2011 to regain compliance with respect to the Company maintaining a minimum Market Value of Publicly Held Shares of $5.0 million. The Company is reviewing its options to regain compliance with the Listing Rules.
Item 9.01. Financial Statements and Exhibits
None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.
DATE: April 22, 2011	By:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President and Chief Risk Officer and General Counsel